ENDORSED - FILED
In the Office of the Secretary of State
of the State of California
AUG 23, 2002


                            ARTICLES OF INCORPORATION

                                        I

             The name of the corporation is ESHOP COMMUNITIES, INC.

                                       II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III
The name and address in the State of California of this corporation's initial agent for service of processis:

 Name                      LINDA M. BRYSON

 STREET Address            350 W. 9TH AVENUE, SUITE 104

 City  ESCONDIDO           State CALIFORNIA              Zip        92025

                                       IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000



/s/ Linda M. Bryson
Linda M. Bryson, Incorporator